Exhibit 1.01

Vishay Intertechnology, Inc.
May 27, 2025

Conflict Minerals Report
For the Year Ended December 31, 2024

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 and Form SD (collectively, the "Rule") promulgated under the Securities Exchange Act of 1934, as amended.  The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act").  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.  Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG").  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

The report presented herein is not audited.

I.	Company overview

Vishay Intertechnology, Inc. ("Vishay," the "Company," "we," "us," or "our") is a leading global manufacturer and supplier of discrete semiconductors and passive components. Semiconductors include MOSFETs, diodes, and optoelectronic components. Passive components include resistors, inductors, and capacitors. Discrete semiconductors and passive components are essential elements of virtually every type of electronic circuit. Substantially all of our products contain 3TG.  Our products are more fully described in Item 1 of our Annual Report on Form 10-K filed with the SEC on February 14, 2025.

We are a major consumer of the world's annual production of tantalum, a metal used in the manufacturing of tantalum capacitors. There are few suppliers that process tantalum ore into capacitor grade tantalum powder.  Although most materials incorporated in our products are available from a number of sources, certain materials are available only from a relatively limited number of suppliers, the source for which may include the Democratic Republic of the Congo ("DRC") or adjoining countries (collectively, the "Covered Countries").

Vishay is a member of the Responsible Business Alliance ("RBA") and Responsible Minerals Initiative ("RMI") and fully supports the position of these organizations in avoiding the use of 3TG which directly or indirectly finance or benefit armed groups in the Covered Countries.  As such, our position is in full compliance with the RBA Code of Conduct.

Our reasonable country of origin inquiry ("RCOI") included only our manufactured products and excluded our buy/resale business, in which we do not manufacture or contract to manufacture products, as permitted by the Rule.

Vishay Intertechnology is working toward the elimination of conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries from its supply chain.  Vishay's ultimate goal is to have a supply chain that consists of material that is DRC Conflict Free.

As part of this policy, Vishay will:

1.
Exercise due diligence as specified in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply chains of Minerals from Conflict-Affected and High Risk Areas (2nd Edition) ("OECD Framework") and related 3T and gold supplements.

2.	Support and participate in industry groups such as the RBA and collaborations such as Conflict Free Sourcing Initiative that are focusing on industry-wide solutions.
3.	Commit to transparency by providing necessary reports and information to the SEC and customers.
Vishay expects its first tier suppliers of 3TG ("In-scope Suppliers") to:

1.	Have conflict mineral policies in place to ensure material is sourced from socially responsible suppliers.
2.	Exercise due diligence to determine the source of conflict minerals.
3.	Not procure material from the DRC or adjoining countries that is not "DRC Conflict Free."
4.	Provide the necessary declarations in order to determine if the conflict minerals in the supply chain are DRC Conflict Free.
In-scope Suppliers who are not in compliance with these requirements will be reviewed in order for us to determine the extent to which Vishay will continue to do business with those Suppliers.  Vishay will terminate business with any In-scope Supplier if we determine that the Supplier's sourcing of 3TG directly or indirectly finance armed groups in the Covered Countries.

II.	RCOI Process and results

Vishay's RCOI employed a combination of measures to determine whether the necessary 3TG in Vishay's products originated from the Covered Countries.  Vishay's supply chain is complex and there are multiple tiers between the Company and the mine.  Vishay relies on its In-scope Suppliers to provide information on the origin of the 3TG contained in components which are included in the Company's products.  Vishay's primary means of determining country of origin of necessary 3TG was conducting a supply-chain survey with In-scope Suppliers using the RMI Conflict Minerals Reporting Template and RCOI data from the RMI.

Vishay conducted a survey of potential In-scope Suppliers of 3TG, representing all of its potential In-scope suppliers of 3TG.  Vishay obtained survey responses from  In-scope Suppliers representing 99.74% of the dollar value of 2024 in-scope procurement activities.  The survey responses identified 206 smelters and refiners of 3TG.  Based on the survey responses obtained, we have reason to believe that some of our supplies of 3TG may have originated in the Covered Countries, some from outside of the Covered Countries, some from recycled/scrap materials, and some from sources that are currently unknown.

As we do not typically have a direct relationship with 3TG smelters and refiners, we rely on the tools available to members of the RBA and RMI to disclose upstream actors in the supply chain.

There is significant overlap between our RCOI efforts and our due diligence process.

III.	Due Diligence Process

Design

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Framework and related Supplements for gold, tantalum, tin, and tungsten.

Performance

a.	Company Management Systems

i.	Policy

Our Responsible Minerals Sourcing Policy is summarized above under "Company Overview" and is also available on our website at www.vishay.com.

The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

ii.	Communication with In-scope Suppliers

In-scope Suppliers are one of the key components in the execution of the Vishay's 3TG program.  As such, Vishay has specified its expectations of the Supplier through the following sources:

1.	Vishay's Responsible Minerals Sourcing Policy via the Vishay website and direct communication with the Suppliers.
2.	Conflict Mineral requirements as part of new or renewed Supplier Agreements.
3.	Yearly Supplier information requests to gather and/or update sourcing information.
iii.	Education of Personnel

Vishay has educated key personnel involved in the procurement of materials on the Company's Responsible Minerals Sourcing Policy and Program.  Vishay has established a management system for 3TG, which includes a core team comprising vice president-level management and is sponsored by executive vice president-level management.  Executive management is briefed about the results of our due diligence efforts and provides feedback and direction to the core Conflict Minerals management team.

If agreed with Supplier, Vishay provides training or meetings to communicate Vishay's expectations under the Company's Responsible Minerals Sourcing Policy and Program and to explain any issues that may arise.  From time to time, Vishay may also provide reference material to its In-scope Suppliers in order to help them comply with Vishay and industry requirements.

iv.	Tracking mechanisms

Vishay uses a third-party software system to distribute, track, collect, analyze, and assign risk assessment metrics to Supplier responses.

v.	Whistleblower mechanisms

In the event that a Vishay employee, supplier, or customer has a concern regarding the accuracy of information relative to 3TG, they are directed to contact their supervisor or purchasing or sales contact respectively regarding their concern.  If such contact is not possible or practical, the employee, supplier, or customer is instructed to contact Vishay's ethics helpline.  The contact information for the ethics helpline is available at http://www.vishay.com/en/company/ethics.

This policy has been communicated to affected employees and suppliers via email.

b.	Identify and assess risks in the supply chain

All 3TG In-scope Suppliers are loaded into the Company Conflict Minerals software.  The software sends RMI questionnaires and analyzes the responses according to internally defined red flags.  Vishay's purchasing team works with its In-scope Suppliers to address any identified red flags.  Unresolved red flags are escalated to the 3TG management team.  Such suppliers are designated internally as "Red Flag Suppliers."

The smelters and refiners identified by Vishay's In-scope Suppliers are then consolidated into one smelters and refiners list.  The origin and mine information obtained from the Supplier surveys and from external resources, such as the RMI, are used in our reasonable country of origin procedures.

Vishay checks all smelters and refiners against the RMI Standard Smelter List and investigates any smelters or refiners not currently on the list.  If it is determined that an identified smelter or refiner that is not on the list is truly a smelter or refiner of 3TG, Vishay contacts RBA to request that such smelter or refiner be added to the RBA Standard Smelter List.  Lists of Conflict-Free Smelter Program compliant smelters and refiners are available at the RMI website at http://www.responsiblemineralsinitiative.org/.

Vishay's smelters and refiners list is checked against internal criteria to identify if the smelter or refiner could potentially be sourcing from the Covered Countries and be benefiting armed conflict.

Smelters and refiners identified on our consolidated list that do not meet the internal criteria are considered to present a risk of possibly not being DRC Conflict Free and are subject to Vishay's risk mitigation procedures.

As an active member of the RBA and RMI, Vishay communicates to its In-scope Suppliers the requirement that at-risk smelters and refiners be independently certified.

c.	Design and implement strategy to respond to identified risks

Red Flag Suppliers, smelters and refiners not on the RMI Standard Smelter list, smelters and refiners with unknown country sourcing, and other smelters and refiners that are considered to present risk (collectively, "Identified Risk Entities") are all subject to Vishay's risk mitigation procedures.  Vishay tailors its risk mitigation procedures for each Identified Risk Entity based on the individual Identified Risk Entity's facts and circumstances.  The risk mitigation procedures for Identified Risk Entities generally include the following procedures:

1.	Establish a defined time period that the Identified Risk Entity will work with Vishay's purchasing department to mitigate its identified risks.
2.	Work with RMI to obtain additional information or certifications.
3.
Conduct formal reviews of Identified Risk Entities that do not mitigate their identified risks by the established deadline date.  The 3TG management team will then implement one or more of the following actions for Identified Risk Entities that cannot be verified to not directly or indirectly benefit armed rebels through their 3TG sourcing:

a.	Grant additional time to mitigate the identified risk;
b.	Develop a long-term improvement plan with the supplier;
c.	Suspend purchasing activities from the In-scope Supplier that has red flags and/or sources from the Identified Risk Entity;
d.	Establish a phase-out plan for the In-scope supplier that has red flags and/or sources from the Identified Risk Entity.
4.
If it is determined that the Identified Risk Entity has or likely has directly or indirectly benefited armed rebels through their 3TG sourcing, the 3TG management team will then implement one or more of the following actions:

a.	Require that the affected In-scope Supplier remove the smelter or refiner that is an Identified Risk Entity from Vishay's supply chain; or
b.	Terminate purchasing activities with the In-scope Supplier if the Supplier does not remove the smelter or refiner that is an Identified Risk Entity from its supply chain.

The 3TG management team maintains records of its actions as well as tracks several metrics used to monitor the effectiveness of its risk management procedures.  The status and results of the risk management procedures are reviewed with senior management semi-annually.  Vishay updates its supplier determinations and risk management procedures annually.

d.	Audits of smelters' and refiners' due diligence processes

Vishay will rely on third party audit results from the RBA, RMI, London Bullion Market Association, Responsible Jewelry Council, and the Tungsten Industry – Conflict Minerals Council to satisfy the verification of due diligence according to the OECD guidelines and third party audit requirements for high risk smelters and refiners to certify which smelters or refiners are DRC Conflict Free.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, Vishay's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Vishay's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  Vishay also relies, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from suppliers on a continuous, real-time basis.  Under the Dodd-Frank Act and the Rule, a product is DRC Conflict Free if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC Conflict Free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since Vishay does not have direct contractual relationships with most smelters and refiners, it relies on its direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. Vishay directly seeks sourcing data on a periodic basis from its direct suppliers as well as certain smelters and refiners.  Vishay requests that the data cover the entire reporting year.

IV.	Reporting

a.	Future Steps to be taken

Vishay continues to work with industry groups, including the RBA and RMI, and its In-scope Supply chain partners to enable it to assess the origination and chain of custody of materials in its supply chain.

We expect to take the following steps to improve the due diligence conducted to further mitigate the risk that necessary 3TG in our products could possibly benefit armed groups in the Covered Countries:

1.	Work to increase the response rate of suppliers to our due diligence inquiries.
2.	Request In-scope Suppliers to require at risk smelters or refiners to obtain a Conflict Free designation from an industry program such as the RMI.
3.	Continue to validate In-scope Supplier responses using information collected from independent conflict free smelter validation programs such as the RMI, to which we provide financial support.

b.	Exclusion of acquired entities

In accordance with the Rule, entities acquired during the reporting period are excluded from the scope of this Conflict Minerals Report.  This includes the wafer fabrication facility and operations acquired from Nexperia in 2024 and the businesses of Ametherm, Inc. ("Ametherm"), a Nevada-based manufacturer of inrush current limiting solutions and power thermistors, and Birkelbach Kondensatortechnick GmbH ("Birkelbach"), a German-based manufacturer of metalized technical films for capacitor dielectrics, acquired in 2024. A substantial number of Ametherm and Birkelbach products utilize one or more 3TG necessary to the functionality or production of such products.  Ametherm and Birkelbach products are first required to be included in Vishay's Conflict Minerals reporting for the year ending December 31, 2026.

c.	Results

The initial and subsequent responses from Vishay's In-scope Suppliers in our reasonable country of origin procedures did not contain sufficient information to determine the country of origin of all of the 3TG necessary for functionality of all of the products that Vishay manufactured in 2024.  We have increased the number and percentage of validated "conflict free" smelters and refiners from 53, or 49%, in 2013 to 202, or 98%, in 2024. We have validated over 94% of smelters and refiners as "conflict free" each year since 2017.

As of May 19, 2025 our smelters and refiners identified by our suppliers are listed below:

Metal	Smelter Reference List	Smelter ID	RMI Status
Validated as "Conflict Free"
Gold	Metalor USA Refining Corporation	CID001157	Compliant
Gold	Metalor Technologies S.A.	CID001153	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Compliant
Gold	Royal Canadian Mint	CID001534	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Compliant
Gold	Asahi Refining Canada Ltd.	CID000924	Compliant
Gold	Argor-Heraeus S.A.	CID000077	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Compliant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Compliant
Gold	Mitsubishi Materials Corporation	CID001188	Compliant
Gold	Aurubis AG	CID000113	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Compliant
Gold	ASAHI METALFINE, Inc.	CID000082	Compliant
Gold	Chimet S.p.A.	CID000233	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Compliant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Compliant
Gold	C. Hafner GmbH + Co. KG	CID000176	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Compliant
Gold	Heimerle + Meule GmbH	CID000694	Compliant
Gold	JX Advanced Metals Corporation	CID000937	Compliant
Gold	Nihon Material Co., Ltd.	CID001259	Compliant
Gold	Heraeus Germany GmbH Co. KG	CID000711	Compliant
Gold	Agosi AG	CID000035	Compliant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	CID002778	Compliant
Gold	MKS PAMP SA	CID001352	Compliant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Compliant
Gold	Dowa	CID000401	Compliant
Gold	United Precious Metal Refining, Inc.	CID001993	Compliant
Gold	Solar Applied Materials Technology Corp.	CID001761	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Compliant
Gold	Asahi Refining USA Inc.	CID000920	Compliant
Gold	LS MnM Inc.	CID001078	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Compliant
Gold	Boliden Ronnskar	CID000157	Compliant
Gold	Istanbul Gold Refinery	CID000814	Compliant
Gold	Materion	CID001113	Compliant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Compliant
Gold	Asaka Riken Co., Ltd.	CID000090	Compliant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Compliant
Gold	Japan Mint	CID000823	Compliant
Gold	SAFINA A.S.	CID002290	Compliant

Gold	Jiangxi Copper Co., Ltd.	CID000855	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Compliant
Gold	Italpreziosi	CID002765	Compliant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Compliant
Gold	Planta Recuperadora de Metales SpA	CID002919	Compliant
Gold	T.C.A S.p.A	CID002580	Compliant
Gold	REMONDIS PMR B.V.	CID002582	Compliant
Gold	Kazzinc	CID000957	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Compliant
Gold	PX Precinox S.A.	CID001498	Compliant
Gold	Valcambi S.A.	CID002003	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Compliant
Gold	Korea Zinc Co., Ltd.	CID002605	Compliant
Gold	TOO Tau-Ken-Altyn	CID002615	Compliant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Compliant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Compliant
Gold	Chugai Mining	CID000264	Compliant
Gold	DSC (Do Sung Corporation)	CID000359	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Compliant
Gold	Yamakin Co., Ltd.	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	CID002129	Compliant
Gold	LT Metal Ltd.	CID000689	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Compliant
Gold	NH Recytech Company	CID003189	Compliant
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Compliant
Gold	Abington Reldan Metals, LLC	CID002708	Compliant
Gold	Gold by Gold Colombia	CID003641	Compliant
Gold	Kennecott Utah Copper LLC	CID000969	Compliant
Gold	Advanced Chemical Company	CID000015	Compliant
Gold	WEEEREFINING	CID003615	Compliant
Gold	Coimpa Industrial LTDA	CID004010	Compliant
Gold	GG Refinery Ltd.	CID004506	Compliant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Compliant
Gold	Elite Industech Co., Ltd.	CID004755	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Compliant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Compliant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Compliant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Compliant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Compliant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Compliant
Tantalum	D Block Metals, LLC	CID002504	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Compliant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Compliant

Tantalum	TANIOBIS GmbH	CID002545	Compliant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Compliant
Tantalum	Global Advanced Metals Boyertown	CID002557	Compliant
Tantalum	NPM Silmet AS	CID001200	Compliant
Tantalum	Telex Metals	CID001891	Compliant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Compliant
Tantalum	KEMET de Mexico	CID002539	Compliant
Tantalum	Materion Newton Inc.	CID002548	Compliant
Tantalum	Global Advanced Metals Aizu	CID002558	Compliant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Compliant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Compliant
Tantalum	AMG Brasil	CID001076	Compliant
Tantalum	Mineracao Taboca S.A.	CID001175	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Compliant
Tin	PT Timah Tbk Mentok	CID001482	Compliant
Tin	Minsur	CID001182	Compliant
Tin	PT Timah Tbk Kundur	CID001477	Compliant
Tin	Aurubis Beerse	CID002773	Compliant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Compliant
Tin	Thaisarco	CID001898	Compliant
Tin	Mineracao Taboca S.A.	CID001173	Compliant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Compliant
Tin	EM Vinto	CID000438	Compliant
Tin	PT Mitra Stania Prima	CID001453	Compliant
Tin	China Tin Group Co., Ltd.	CID001070	Compliant
Tin	Fenix Metals	CID000468	Compliant
Tin	Operaciones Metalurgicas S.A.	CID001337	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Compliant
Tin	Tin Technology & Refining	CID003325	Compliant
Tin	Mitsubishi Materials Corporation	CID001191	Compliant
Tin	Rui Da Hung	CID001539	Compliant
Tin	Metallic Resources, Inc.	CID001142	Compliant
Tin	Dowa	CID000402	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Compliant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Compliant
Tin	PT Mitra Sukses Globalindo	CID003449	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Compliant
Tin	Alpha Assembly Solutions Inc	CID000292	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Compliant
Tin	Aurubis Berango	CID002774	Compliant
Tin	CRM Synergies	CID003524	Compliant
Tin	Luna Smelter, Ltd.	CID003387	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Compliant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Compliant
Tin	PT Cipta Persada Mulia	CID002696	Compliant
Tin	PT Prima Timah Utama	CID001458	Compliant
Tin	Super Ligas	CID002756	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Compliant
Tin	PT Rajehan Ariq	CID002593	Compliant
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Compliant
Tin	CV Ayi Jaya	CID002570	Compliant
Tin	Resind Industria e Comercio Ltda.	CID002706	Compliant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Compliant
Tin	Estanho de Rondonia S.A.	CID000448	Compliant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Compliant
Tin	PT Bangka Prima Tin	CID002776	Compliant
Tin	Mining Minerals Resources SARL	CID004065	Compliant
Tin	PT Premium Tin Indonesia	CID000313	Compliant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Compliant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING SMELTING	CID004403	Compliant
Tin	Woodcross Smelting Company Limited	CID004724	Compliant
Tin	PT Arsed Indonesia	CID005067	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Compliant
Tungsten	Global Tungsten & Powders LLC	CID000568	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Compliant
Tungsten	Niagara Refining LLC	CID002589	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Compliant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Compliant
Tungsten	Masan High-Tech Materials	CID002543	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Compliant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Compliant
Tungsten	A.L.M.T. Corp.	CID000004	Compliant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Compliant
Tungsten	Kennametal Huntsville	CID000105	Compliant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Compliant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Compliant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Compliant
Tungsten	Cronimet Brasil Ltda	CID003468	Compliant
Tungsten	Kennametal Fallon	CID000966	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Compliant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Compliant
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Compliant
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Compliant
Tungsten	Lianyou Resources Co., Ltd.	CID004397	Compliant

Not Validated
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	On CFSP Active List(a)
Gold	Bangalore Refinery	CID002863	On CFSP Active List(a)
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Non-compliant(b)
Tin	Precious Minerals and Smelting Limited	CID003409	Non-compliant(b)

(a)	Smelters and refiners on the CFSP Active List are currently in the process of becoming compliant
(b)	Smelters and refiners became non-conformant during January (CID003582) and February 2025 (CID003409)